================================================================================

                            CERTIFICATE OF INCORPORATION
                                         OF
                             CASH FLOW MARKETING, INC.

================================================================================

                                     ARTICLE I
                                        NAME

              The name of the Corporation is Cash Flow Marketing, Inc.


                                     ARTICLE II
                                      DURATION

                  The Corporation is to have perpetual existence.


                                    ARTICLE III
                            REGISTERED OFFICE AND AGENT

     The address of its registered office in the State of Delaware is the Corporation Trust Center at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at such address is The Corporation Trust Company.


                                     ARTICLE IV
                                      PURPOSES

     The purpose for which the Corporation is organized is to transact all lawful business for which corporations may be incorporated pursuant to the laws of the State of Delaware. The Corporation shall have all the powers of a corporation organized under the General Corporation Law of the State of Delaware.


                                     ARTICLE V
                                   CAPITAL STOCK

     The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 26,000,000 of which 25,000,000 are to be shares of common stock, $.001 par value per share, and of which 1,000,000 are to be shares of serial preferred stock, $.001 par value per share. The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article V or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

     A. COMMON STOCK. Except as provided in this Certificate, the holders of the common stock shall exclusively posses all voting power. Subject to the provisions of this Certificate, each holder of shares of common stock shall be entitled to one vote for each share held by such holders.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

     In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

     Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

     B. SERIAL PREFERRED STOCK. Except as provided in this Certificate, the board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitation or restrictions thereof, including, but not limited to determination of any of the following:

          (1) the distinctive serial designation and the number of shares constituting such series;

          (2) the rights in respect of dividends, if any, to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment or date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

          (3) the voting powers, full or limited, if any, of the shares of such series;

          (4) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

          (5) the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (6) whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

          (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (8) the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

          (9) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.


                                     ARTICLE VI
                                 PREEMPTIVE RIGHTS

     No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.


                                    ARTICLE VII
                                REPURCHASE OF SHARES

     The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences or indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.


                                    ARTICLE VIII
                    MEETINGS OF STOCKHOLDERS; CUMULATIVE VOTING

     A. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the board of directors of the Corporation.


     B. Special meeting of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, or by a committee of the board of directors which as been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the bylaws of the Corporation, include the power and authority to call such meetings but such special meetings may not be called by another person or persons.

     C. There shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation.

     D. Meetings of stockholders may be held at such place as the bylaws may provide.

                                     ARTICLE IX
                        NOTICE FOR NOMINATIONS AND PROPOSALS

     A. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals at an annual meeting or such proposals at a special meeting, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation of less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (1) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (2) the principal occupation or employment of each such nominee, and (3) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

     B. Each such notice given by a stockholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (3) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (4) any material interest of the stockholder in such business. Notwithstanding anything in this Certificate to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

     C. The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.


                                     ARTICLE X
                                     DIRECTORS

     A. NUMBER; VACANCIES. The number of directors of the Corporation shall be such number, not less than one nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified. The board of directors shall be classified in accordance with the provisions of Section B of this
Article X.

     B. CLASSIFIED BOARD. The board of directors of the Corporation (other than directors which may be elected by the holders of preferred stock), shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, exclusive of directors, if any, elected by holders of preferred stock, with the terms of office of all members of one class expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (1) if there shall be an excess of one directorship over the number equally divisible by three, such extra directorship shall be classified in Class I; and (2) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. At the organizational meeting of the Corporation, directors of Class I shall be elected to hold office for a term expiring at the first annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter.
 Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

     Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, other than directors which may be elected by the holders of preferred stock, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

     Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall include said directors so elected and not be in addition to the number of directors fixed as provided in this Article X. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.


                                     ARTICLE XI
                                REMOVAL OF DIRECTORS

     Notwithstanding any other provision of this Certificate or the bylaws of the Corporation, any director or all the directors of a single class (but not the entire board of directors) of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article XI shall not apply with respect to the director or directors elected by such holders of preferred stock.


                                    ARTICLE XII
                            ACQUISITION OF CAPITAL STOCK

     A.   For the purpose of this Article:

          (1) The term "Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

          (2) The term "acting in concert" shall mean (i) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, and (ii) a combination or pooling of voting or other interest in the Corporation's outstanding shares of capitol stock for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

          (3) The term "acquire," "acquisition" or "acquiring" with respect to the acquisition of any security of the Corporation shall refer to the acquisition of such security by any means whatsoever, including without limitation, an acquisition of such security by gift, by operation of law, by will or by intestacy, whether voluntarily or involuntarily.

          (4) The term "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

          (5) The term "Common Stock" means all Common Stock of the Corporation and any other securities issued by the Corporation (other than the Warrants) which are treated as stock for purposes of Section 382 of the Code.

          (6) The term "Fair Market Value" of the Common Stock shall mean the average of the daily closing prices of the Common Stock for 15 consecutive trading days commencing 20 trading days before the date of such computation The closing price is the last reported sale price on the principal securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on any national securities exchange, the NASDAQ National Marked System, or, if the Common Stock is not designated for trading on the NASDAQ National Market System, the average of the closing bid and asked prices as reported on NASDAQ or, if not so reported, as furnished by the National Quotation Bureau Incorporated. In the absence of such a quotation, the Corporation shall determine the current market rice on a reasonable and appropriate basis of the average of the daily closing prices for 15 consecutive trading days commencing 20 trading days before the date of such computation.

          (7) The term "own," "owing," "ownership" or "owning" refer to the ownership of securities within the meaning of Section 382 of the Code after taking into account the attribution rules of Section 382(l)(3) of the Code and the regulations promulgated hereunder (except insofar as such attribution would be inconsistent with provisions of this Article XII relating to Warrants).

          (8) The term "Person" shall mean any individual, firm, corporation, partnership, joint venture or other entity and shall include any group composed of such person and any other person with whom such person or any Affiliate or Associate (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Act) of such person has any agreement, arrangement or understanding, directly or indirectly, for the purposes of acquiring, holding, voting or disposing of Common Stock or Warrants, and any other person who is a member of such group.

          (9) The term "Transfer Agent" shall mean the transfer agent with respect to the Common Stock nominated and appointed by the Board of Directors from time to time.

          (10) The term "Warrant" shall mean any securities issued or assumed by the Corporation, or any securities issuable by the Corporation in respect to issued securities which are convertible into, or which include the right to acquire, shares of Common Stock, whether or not the right to make such conversion or acquisition is subject to any contingencies, including, without limitation, warrants, options, calls, contracts to acquire securities, convertible debt instruments or any other interests treated as an option pursuant to Section 382(l)(3) of the Code.

          (11) The term "Warrant Agent" shall mean any warrant agent for any Warrants nominated and appointed by the Board of Directors from time to time.

     B. (1) If, at any time during the ten years from the effective date of this Certificate, any Person shall acquire the beneficial ownership (as determined pursuant to Rules 13d-3 and 13d-5 under the Act) of more than 20% of any class of Common Stock, then the record holders of Common stock beneficially owned by such acquiring Person shall have only the voting rights set forth in this paragraph B on any matter requiring their vote or consent. With respect to each vote in excess of 20% of the voting power of the outstanding shares of Common Stock which such record holders would otherwise be entitled to cast without giving effect to this paragraph B, the record holders in the aggregate shall be entitled to cast only one-hundredth of a vote. A Person who is a record owner of shares of Common Stock that are beneficially owned simultaneously by more than one person shall have, with respect to such shares, the right to cast the least number of votes that such person would be entitled to cast under this paragraph B by virtue of such shares being so beneficially owned by any of such acquiring Persons. The effect of the reduction in voting power required by this paragraph B shall be given effect in determination the presence of a quorum for purposes of convening a meeting of the stockholders of the Corporation.

          (2) The limitation on voting rights prescribed by this paragraph B shall terminate and be of no force and effect as of the earliest to occur of:

               (i) the date that any person becomes the beneficial owner of shares of stock representing at least 75% of the total number of votes entitled to be cast in respect of all outstanding shares of stock, before giving effect to the reduction in votes prescribed by this paragraph B; or

               (ii) the date (the "Reference Date") one day prior to the date on which, as a result of such limitation of voting rights, the Common Stock will be delisted from (including by ceasing to be temporarily or provisionally authorized for listing with) the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX"), or be no longer authorized for inclusion (including by ceasing to be provisionally or temporarily authorized for inclusion) on the National Association of Securities Dealers, Inc. Automated Quotation System/National Market System ("NASDAQ/NMS"); provided, however, that
(a) such termination shall not occur until the earlier of (x) the 90th day after the Reference Date or (y) the first day on or after a Reference Date that there is not pending a proceeding under the rules of the NYSE, the AMEX or the NASDAQ/NMS or any other administrative or judicial proceeding challenging such delisting or removal of authorization of the Common Stock, an application for listing of the Common stock with the NYSE or the AMEX or for authorization for the Common Stock to be including on the NASDAQ/NMS, or an appeal with respect to any such application, and (b) such termination shall not occur by virtue of such delisting or lack of authorization if on or prior to the earlier of the 90th day after the Reference Date or the day on which no proceeding, application or appeal of the type described in (y) above is pending, the Common Stock is approved for listing or continued listing on the NYSE or the AMEX or authorized for inclusion or continued inclusion on the NASDAQ/NMS (including any such approval or authorization which is temporary or provisional). Nothing contained herein shall be construed so as to prevent the Common Stock from continuing to be listed with the NYSE or AMEX or continuing to be authorized for inclusion on the NASDAQ/NMS in the event that the NYSE, AMEX or NASDAQ/NMS, as the case may be, adopts a rule or is governed by an order, decree, ruling or regulation of the Securities and Exchange Commission which provides in whole or in part that companies having common stock with differential voting rights listed on the NYSE or the Amex or authorized for inclusion on the NASDAQ/NMS may continue to be so listed or included.

     C. The restrictions contained in this Article XII shall not apply to (1) any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the Corporation or a subsidiary thereof; provided, however, that upon completion of the sale or resale of such securities, no such underwriter or member of such selling group is a beneficial owner of more than 4.9% of any class of equity security of the Corporation, (2) any revocable proxy granted pursuant to a proxy solicitation in compliance with section 14 of the Act by a stockholder of the Corporation or (3) any employee benefit plans of the Corporation. In addition, the Continuing Directors of the Corporation, the officers and employees of the Corporation and its subsidiaries, the directors of subsidiaries of the Corporation, the employee benefit plans of the Corporation and its subsidiaries, entities organized or established by the Corporation or any subsidiary thereof pursuant to the terms of such plans and trustees and fiduciaries with respect to such plans acting in such capacity shall not be deemed to be a group with respect to their beneficial ownership of voting stock of the Corporation solely by virtue of their being directors, officers or employees of the Corporation or a subsidiary thereof or by virtue of the Continuing Directors of the

Corporation, the officers and employees of the Corporation and its subsidiaries and the directors of subsidiaries of the Corporation being fiduciaries or beneficiaries of an employee benefit plan of the Corporation or a subsidiary of the Corporation. Notwithstanding the foregoing, no director, officer or employee of the Corporation or any of its subsidiaries or group of any of them shall be exempt from the provisions of this Article XII should any such person or group become a beneficial owner of more than 20% of any class of equity security of the Corporation.

     D. A majority of the Continuing Directors, as defined in Article XIII, shall have the power to construe and apply the provisions of paragraphs B, C and D of this Article XII and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to
(1) the number of shares beneficially owned by any person, (2) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership, (3) the application of any other definition or operative provision of this Article XII to the given facts or (4) any other matter relating to the applicability or effect of paragraphs B, C and D of this Article XII. Any constructions, applications, or determinations made by the Continuing Directors pursuant to paragraphs B, C and D of this Article XII in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

     E. All certificates evidencing ownership of Common Stock or ownership of Warrants of the Corporation shall bear a conspicuous legend in compliance with the General Corporation Law of Delaware describing the restrictions on transfers set forth in this Article XII.

     F. If any provision of this Article XII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.


                                    ARTICLE XIII
                     APPROVAL OF CERTAIN BUSINESS COMBINATIONS

     The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this section.

     A. (1) Except as otherwise expressly provided in this Article XIII, and in addition to any other vote required by law, the affirmative vote required by law, the affirmative vote of the holders of (i) at least 75% of the voting power of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately the affirmative vote of the holders of at least 75% of the outstanding shares of each such class or series), and (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize any of the following:

               (a) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into a Related person (as hereinafter defined);

               (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or pledge, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

               (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation;

               (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

               (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person other than on a pro rata basis to all holders of capital stock of the Corporation of the same class or classes held by the Related person, pursuant to a stock split, stock dividend or distribution or warrants or rights, and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Corporation or any of its subsidiaries which securities have been distributed pro rata to all holders of capital stock of the Corporation;

               (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person;

               (g) any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation or any similar transaction (whether or not with or into or otherwise involving a Related Person) that has the effect directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary that are directly or indirectly owned by any Related Person; and

               (h) any agreement, contract or other arrangement providing for any of the transactions described in this Article XIII.

          (2) Such affirmative vote shall be required notwithstanding any other provision of this Certificate, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote; provided, however, that in no instance shall the provisions of this Article XIII require the vote of greater than 85% of the voting power of the outstanding shares entitled to vote thereon for the approval of a Business Combination.

          (3) The term "Business Combination" as used in this Article XIII shall mean any transaction which is referred to in any one or more of subparagraphs A(1)(a) through (h) above.

     B. The provisions of paragraph A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of this Certificate, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved in advance by a two-thirds vote of the Continuing Directors (as hereinafter defined; provided, however, that such approval shall only be effective if obtained at a meeting at which a continuing Director Quorum (as hereinafter defined) is present.

     C.   For the purposes of this Article XIII the following definitions apply:

          (1) The term "Related Person" shall mean and include (i) any individual, corporation, partnership or other person or entity which together with its "affiliates" or "associates" (as those terms are defined in the Act) "beneficially owns" (as that there is defined in the Act) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation; and
(ii) any "affiliate" or "associate" (as those terms are defined in the Act) of any such individual, Corporation, partnership or other person or entity; provided, however, that the term "Related Person" shall not include the Corporation, any subsidiary of the Corporation, any employee benefit plan, employee stock plan of the Corporation or of any subsidiary of the Corporation, or any trust established by the Corporation in connection with the foregoing, or any person or entity organized, appointed, established or holding shares of capital stock of the Corporation for or pursuant to the terms of any such plan, nor shall such term encompass shares of capital stock of the Corporation held by any of the foregoing (whether or not held in a fiduciary capacity or otherwise). Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.

          (2) The term "Substantial Part" shall mean more than 25% of the total assets of the entity at issue, as of the end of its most recent fiscal year ending prior to the time the determination is made.

          (3) The term "Continuing Director" shall mean any member of the board of directors of the Corporation who is unaffiliated with and who is not the Related Person and was a member of the board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with and who is not the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board.

          (4) The term "Continuing Director Quorum" shall mean two-thirds of the Continuing Directors capable of exercising the powers conferred on them.


                                    ARTICLE XIV
                        EVALUATION OF BUSINESS COMBINATIONS

     In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and of the stockholders, when evaluating a Business Combination (as defined in Article XIII) or a tender or exchange offer, the board of directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant; (A) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees and customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (B) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition and other likely financial obligations of the acquiring person or entity and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (C) the competence, experience, and integrity of the acquiring person or entity and its or their management.


                                     ARTICLE XV
                                  INDEMNIFICATION

     Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article XV. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this
Article XV shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provisions of law, or otherwise.

                                    ARTICLE XVI
                        LIMITATIONS ON DIRECTORS' LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (B) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the General Corporation Law of the State of Delaware, or (D) for any transaction from which the director derived any improper personal benefit. If the General Corporation law of the State of Delaware is amended after the date of filing of this Certificate to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                    ARTICLE XVII
                                AMENDMENT OF BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation by a vote of two-thirds of the board of directors. Notwithstanding any other provision of this Certificate or the bylaws of the Corporation, and in addition to any affirmative vote required by law (and notwithstanding the fact that some lesser percentage may be specified by law), the bylaws shall be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation only by the vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.


                                   ARTICLE XVIII
                     AMENDMENT OF CERTIFICATE OF INCORPORATION

     Subject to the provisions hereof, the Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing at any time and from time to time, the provisions set forth in Articles VIII, IX, X, XI, XII, XIII, XIV, XV, XVI, XVII and this Article XVIII may be repealed, altered, amended or rescinded in any respect only if the same is approved by the affirmative vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).

                                    ARTICLE XIX

     The name and address of the incorporator is:

                                    Danyel Owens
                              770 South Post Oak Lane
                                     Suite 435
                               Houston, Texas  77056

     I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 23rd day of November, 1998.


                                       /s/ Danyel Owens
                                       ------------------------------------
                                       Danyel Owens

                               CERTIFICATE OF MERGER

                                         OF

                             CASH FLOW MARKETING, INC.
                              (a Colorado corporation)

                                   WITH AND INTO

                             CASH FLOW MARKETING, INC.
                              (a Delaware corporation)



     The undersigned corporations, Cash Flow Marketing, Inc., a Colorado corporation, and Cash Flow Marketing, Inc., a Delaware corporation, do hereby certify:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                                               State of
   Name of Corporation                      Incorporation
-------------------------                   -------------
Cash Flow Marketing, Inc.                      Colorado
Cash Flow Marketing, Inc.                      Delaware

     SECOND: That the Plan and Agreement of Merger dated as of November 24, 1998, between the parties to the merger has been approved, adopted, certified, executed and acknowledged by Cash Flow Marketing, Inc., a Colorado corporation, by unanimous written consent of the stockholders of Cash Flow Marketing, Inc., in accordance with the requirements of Sections 7-7-103 and 7-1-7-104 of the Colorado Business Corporation Code and by Cash Flow Marketing, Inc., a Delaware corporation, by written consent of a majority of the stockholders of Cash Flow Marketing, Inc., in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

     THIRD: That the name of the surviving corporation of the merger is Cash Flow Marketing, Inc., a Delaware corporation.

     FOURTH: That the Plan and Agreement of Merger dated as of November 24, 1998, between the parties to the merger provides for (i) the conversion of each outstanding share of common stock, $.001 par value per share, of Cash Flow Marketing, Inc., a Colorado corporation, except for those shares of common stock with respect to which the owners of record thereof duly exercise their dissenters' rights under Section 7-113-202 of the Colorado Business Corporation Code, into one share of common stock, $.001 par value per share, of Cash Flow Marketing, Inc., a Delaware corporation; (ii) the cancellation of any fractional share of common stock, $.001 par value per share, of Cash Flow Marketing, Inc., a Delaware corporation, to which an owner of record of shares of common stock, $.001 par value per share, of Cash Flow Marketing, Inc., a Colorado corporation, would otherwise be entitled and the issuance in lieu thereof of a whole share of common stock, $.001 par value per share, of Cash Flow Marketing, Inc., a Delaware corporation; and (iii) the cancellation, retirement and resumption of status as an authorized and unissued share of common Stock, $.001 par value per share, of Cash Flow Marketing, Inc., a Delaware corporation, of each outstanding share of common stock, $.001 par value per share, of Cash Flow Marketing, Inc., a Delaware corporation, owned of record by Cash Flow Marketing, Inc., a Colorado corporation.

     FIFTH: That no amendment or changes in the Certificate of Incorporation of Cash Flow Marketing, Inc., a Delaware corporation, which is the surviving corporation, are to be effected by the merger.

     SIXTH: That the executed Plan and Agreement of Merger is on file at the principal place of business of Cash Flow Marketing, Inc., a Delaware corporation, as the surviving corporation, located at 2901 East Evans Avenue, Suite B, Denver, Colorado 80210.

     SEVENTH: That a copy of the Agreement and Plan of Merger will be furnished, upon request and without cost, to any stockholder of either constituent corporation.

     EIGHTH: The authorized capital stock of Cash Flow Marketing, Inc., a Colorado corporation which is the foreign corporation which party to the merger, is as follows:


                                 Class of          Number        Par Value
  Name of Corporation          Capital Stock      of Shares      Per Share
------------------------       -------------      ----------    -------------
Cash Flow Marketing, Inc.,      Common Stock      25,000,000        $.001
  a Colorado corporation

Cash Flow Marketing, Inc.,      Common Stock       1,000,000        $.001
 a Colorado corporation

     NINTH: That these Articles of Merger shall be effective, and the merger of Cash Flow Marketing, Inc., a Colorado corporation, with and into Cash Flow Marketing, Inc., a Delaware corporation, shall be effected, upon the date of the filing thereof.

Attached to and incorporated in that certain Certificate of Merger of Cash Flow Marketing, Inc., a Colorado corporation, with and into Cash Flow Marketing, Inc., a Delaware corporation.

     Dated:  December 23, 1998.


ATTEST:                                  CASH FLOW MARKETING, INC.,
                                         a Colorado corporation


By:        /s/                           By:       /s/
    ------------------------                ---------------------------------
     Tracy Moore, Secretary                  R. David Preston, President



ATTEST:                                  CASH FLOW MARKETING, INC.,
                                         a Delaware corporation


By:        /s/                           By:       /s/
    ------------------------                ---------------------------------
     Tracy Moore, Secretary                  R. David Preston, President

                               CERTIFICATE OF MERGER

                                         OF

                              MEDIQUIK SERVICES, INC.
                              (a Delaware corporation)

                                        INTO

                             CASH FLOW MARKETING, INC.
                              (a Delaware corporation)

     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delware,

     DOES HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

     NAME                                         STATE

     MEDIQUIK SERVICES, INC.                      DELAWARE

     CASH FLOW MARKETING, INC.                    DELAWARE

     SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 251 of the General Corporation Law of Delaware.

     THIRD: That the name of the surviving corporation of the merger is Cash Flow Marketing, Inc., which shall hereinwith be changed to MediQuik Services, Inc.

     FOURTH: That the Certificate of Incorporation of Cash Flow Marketing, Inc., a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 45 Wall Street, Suite 1022, New York, New York, 10005.

     SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any shareholder of any constituent corporation.

     SEVENTH: That this Certificate of Merger shall be effective on December 24, 1998.

     DATED:  12/23/98

                                   Cash Flow Marketing, Inc.


                                   By:       /s/
                                       ----------------------------------
                                          Grant M. Gables, President